UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2011

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On December 15, 2011, Magnetek, Inc. (“Magnetek” or the “Company”) entered into a fourth amendment to its Credit Agreement (the “Fourth Amendment”), dated as of November 6, 2007, between the Company and Associated Bank, National Association ("Associated Bank").

The Fourth Amendment included modifications to, among other things, (i) extend the maturity date of the Credit Agreement to June 15, 2013; (ii) increase the commitment of Associated Bank from $7.5 million to $12.5 million; (iii) establish minimum quarterly adjusted EBITDA requirements for term of the agreement; and (iv) establish maximum quarterly cash amounts that can be contributed to the Company's defined benefit pension plan for the term of the agreement.

A copy of the Fourth Amendment to the Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by this reference.

Item 9.01 - Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement dated as of December 15, 2011, between the Company and Associated Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 19, 2011

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fourth Amendment to Credit Agreement dated as of December 15, 2011, between the Company and Associated Bank, N.A.